UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal registered offices, including zip code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Board of Directors (the “Board”) of Xponential Fitness, Inc. (the “Company”), upon recommendation by the Nominating and Corporate Governance Committee of the Board, elected and appointed Jair Clarke as a member of the Board and as a member of the Audit Committee and the Human Capital Management Committee of the Board.

Jair Clarke, age 41, has served as the Global Chief Technology Officer of Commercial Systems for All Industries at Microsoft Corporation, a multinational technology company that produces computer software, cloud computing services, personal computers and electronics, and other related services, since August 2020, where he is responsible for commercial systems, business intelligence and processes for Microsoft Customers and Partner Solutions. He has also overseen worldwide innovation, product management, digital transformation, digital marketing, cybersecurity, data science, emerging tech & experiences for Microsoft. His executive experience covers several industries including health, financial services & insurance, energy, media & entertainment, technology, retail, sales, consumer products, public sector, cruise line, and more. Prior to joining Microsoft, from August 2014 to August 2020, Mr. Clarke served in a variety of technology and business executive positions at The Walt Disney Company, a diversified worldwide entertainment company, where he was responsible digital analytics, business strategy technologies and roadmaps, most recently supporting the Chief Commercial Officer. Before Disney, from 2007 to 2014, Mr. Clarke was an IT & Business Development Executive at IBM. Prior to IBM, from 2005 to 2007, Mr. Clarke worked at Lockheed Martin, where he consistently expanded his technology responsibilities. Mr. Clarke holds a B.B.A. degree in computer information systems from the University of Miami.

As a newly appointed director of the Company, Mr. Clarke is eligible to participate in the Company’s director compensation program as approved by the Compensation Committee, which will consist of annual cash retainer of $75,000, annual RSU award with a value of $85,000, an annual cash fee of $9,500 for service on the Audit Committee and an annual cash fee of $7,500 for service on the Human Capital Management Committee. In addition, Mr. Clarke is expected to enter into a standard form of indemnification agreement with the Company for directors.

A copy of the press release announcing Mr. Clarke’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated July 21, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2022

Xponential Fitness, Inc.

By:	/s/ John Meloun
Name:	John Meloun
Title:	Chief Financial Officer